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                                                                    EXHIBIT 15.1


                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


November 15, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Southwest Bancorporation of Texas, Inc.
    Registrations on Form S-3 and Form S-8.

We are aware that our report dated November 12, 1999 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and subsidiaries for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3 (File No. 333-47995 and 333-80603) and Form S-8 (File Nos. 333-76269,
333-21619, 333-27891, 333-33533, and 333-55685). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ PricewaterhouseCoopers LLP
    -------------------------------
    PricewaterhouseCoopers LLP